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                                                                    EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.

                              LIST OF SUBSIDIARIES

        Name of Subsidiary                Jurisdiction of Incorporation       Ownership Percentage
        ------------------                -----------------------------       --------------------
Trident Microsystems (Far East) Ltd.         Cayman Islands, B.W.I.                   100%
  Trident Technologies, Inc. (TTI)                 Taiwan, ROC                         83%